UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2012
SNAP INTERACTIVE, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-52176 (Commission File Number)	20-3191847 (IRS Employer Identification No.)
462 7th Avenue, 4th Floor, New York, NY 10018 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (212) 594-5050
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 3, 2012, the Board of Directors of Snap Interactive, Inc. (the “Company”) approved amendments to the Company’s By-laws and adopted Amended and Restated By-laws.  Sections 1, 2, 4 and 5 of Article VI of the Company's By-laws were amended to provide for the issuance and transfer of uncertificated shares of the Company’s common stock.  Previously, the Company’s By-laws only permitted the issuance and transfer of certificated shares of the Company’s common stock.  In addition to certain non-substantive changes, the Board of Directors also amended the By-laws to provide that notice of shareholder meetings may be provided up to 60 (from 50) days prior to a meeting, the record date for a meeting or action by stockholder may be up to 60 (from 50) days prior to the meeting or action, and to give the Board of Directors discretion on when to call annual stockholder meetings.

The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to the Amended and Restated By-laws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-laws of Snap Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP INTERACTIVE, INC.

Date: January 3, 2012	By: /s/ Clifford Lerner
Name: Clifford Lerner
Title: President and Chief Executive Officer

Exhibit No.	Description
3.1	Amended and Restated By-laws of Snap Interactive, Inc.